                                                                   EXHIBIT 11.1

                           PAGEMART WIRELESS, INC.


                                                                          THREE MONTHS ENDED SEPTEMBER 30, 1996
                                                                          ----------------------------------------
                                                                           NUMBER         PERCENT      EQUIVALENT
                                                                          OF SHARES     OUTSTANDING      SHARES
                                                                          ----------    -----------    -----------
COMMON STOCK
   From Founders' Stock                                                    2,300,000       100.00%       2,300,000
   Stock Options Exercised                                                   553,164        99.96%         552,943
   Preferred Stock Converted to Common Stock                              15,310,943       100.00%      15,310,943
   1994 Common Stock Offerings                                            11,242,857       100.00%      11,242,857
   1995 Common Stock Offerings                                             4,323,874       100.00%       4,323,874
   1996 Common Stock Offering                                              6,000,000       100.00%       6,000,000
                                                                          ----------                  ------------
                                                                          39,730,838                    39,730,617

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                     39,730,617

NET LOSS                                                                                              ($11,986,000)

NET LOSS PER SHARE                                                                                          ($0.30)
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